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                                                                   Exhibit 99.1

                                                              IMMEDIATE RELEASE
                                                          CONTACT: LES VAN DYKE
                                                              (713) 653-7248 OR
                                                            LVANDYKE@BMGOLD.COM
                                                       WEB PAGE: WWW.BMGOLD.COM

           BATTLE MOUNTAIN GOLD RECEIVES ADVERSE WATER RIGHTS/WATER
                      QUALITY RULING ON CROWN JEWEL MINE

         Houston, January 19, 2000 -- Battle Mountain Gold Company (BMG-NYSE; BMC-TSE) today said that the Washington Pollution Control Hearings Board
(PCHB) has granted appeals brought by opposition to the Crown Jewel project regarding water rights and 401 Water Quality Certification for the Crown Jewel mine. The ruling reverses the Reports of Examination for the water rights and vacates the 401 Certification, which were issued by the Washington Department of Ecology (WDOE).

        BMG President and Chief Operating Officer, John A. Keyes, said that the Company is outraged by the PCHB ruling, adding that it is particularly disappointing that the PCHB has chosen to ignore the many years of work and technical study conducted by the WDOE and its consultants, which found the project to meet all necessary criteria. As the Director of the WDOE stated with respect to Crown Jewel, `No other proposal has received this level of environmental scrutiny.'

        Keyes noted that the decision is appealable, and that the Company is currently reviewing its options.

The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Operating, exploration and financial data, and other statements in this document, are based on information that the Company believes reasonable, but involve significant uncertainties as to future gold prices, costs, ore grades, mining and processing conditions, and regulatory and permitting matters. Actual results and timetables could vary significantly from the estimates presented. Also refer to the Cautionary Statement contained in the Company's Form 10-K and 10-Q for the most recent reporting periods.


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